July 31, 1997




Neuberger&Berman Advisers Management Trust
605 Third Avenue
Second Floor
New York, New York  10158-0006

                  Re: Post-Effective Amendment No. 24 to Registration Statement on Form N-1A for Neuberger&Berman Advisers Management Trust (the "Trust")
                           (File Nos. 2-88566 and 811-4255)

Dear Sirs and Madams:

         We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in Post-Effective Amendment No. 24 to the Trust's Registration Statement.

                                            Very truly yours,




                                            /S/ Dechert Price & Rhoads